UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(Address of principal executive offices)

(310) 282-8820

(Registrant’s telephone number, including area code)

Colony Financial, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

OP Operating Agreement

In connection with the Closing (as defined below) of the contribution to the Company of substantially all of Colony Capital, LLC’s (“CC”) real estate and investment management business and operations (other than CC’s interests in Colony American Homes Inc. (“CAH”)), pursuant to the previously announced Contribution Agreement (as defined below) and Mark Transfer Agreement (as defined below), we entered into the Second Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC (formerly known as CFI RE Masterco, LLC) (“OP”), dated as of April 2, 2015 (the “OP Operating Agreement”), by and among the Company, OP and the Contributors (as defined below). The OP Operating Agreement reflects our new structure as an umbrella partnership real estate investment trust, or an UPREIT, in which the OP directly or indirectly holds substantially all of our assets and directly or indirectly conducts substantially all of our business. Immediately following the Closing, we directly owned approximately 81.2% of the units of membership interest in OP (“OP Units”) and the Contributors directly owned, collectively, approximately 15.5% of the aggregate OP Units. The remaining 3.3% of the OP Units are held by OP in a separate account for the purposes of OP’s obligations with respect to contingent consideration that may become payable by OP under the Contribution Agreement (as defined below) and the Colony Mark Transfer Agreement (as defined below).

Pursuant to the OP Operating Agreement, we, as the sole managing member in OP, will have sole responsibility and discretion in the management and control of OP, and the non-managing members of OP, in such capacity, will have no authority to transact business for, or take part in the operations, management or control of, OP. We, as the managing member of OP, have the power to cause OP to issue additional units of membership interest in one or more classes or series. These additional units of membership interest may include preferred membership units. Generally, we may issue additional shares of our stock, or rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of our stock, only if we cause OP to issue to us membership interests or rights, options, warrants or convertible or exchangeable securities of OP having economic rights that are substantially similar to the securities that we have issued.

A member or assignee of OP, subject to any restrictions pursuant to any other agreement (including any lock-up agreement) between a member or an assignee and OP, may require OP to redeem part or all of its OP Units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, determined in accordance with and subject to adjustment as provided in the OP Operating Agreement. Alternatively, we may elect to acquire those OP Units in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, distributions of warrants or stock rights, specified extraordinary distributions and similar events. Notwithstanding the foregoing, we are not required to redeem such member’s or assignee’s OP Units if our election to acquire such OP Units in exchange for shares of our Class A Common Stock would cause any person to violate the ownership limits or the other restrictions on ownership and transfer of our common stock, after giving effect to any waivers or modifications of such limits granted by our board of directors. With each redemption or exchange, we increase our percentage ownership interest in OP.

The OP Operating Agreement provides that as managing member, we may not voluntarily withdraw from OP or transfer or assign all or any portion of our interest in OP (other than a transfer to us or one of our wholly owned subsidiaries or as provided below) or engage in, or cause or permit a “Termination Transaction,” in each case other than with the consent of members (other than us, the managing member and entities controlled by us or the managing member) holding a majority of all the outstanding OP Units held by all members (other than us, the managing member and entities controlled by us or the managing member) entitled to vote on or consent to such matter, unless the requirements discussed below are satisfied. A “Termination Transaction” generally means any direct or indirect transfer of all or any portion of our membership interest in OP in connection with any merger, sale of assets, recapitalization or similar fundamental transactions. The consent of the non-managing members to a Termination Transaction is not required if:

•	each OP Unit is entitled to receive an amount of cash, securities or other property equal to the product of the number of shares of our common stock into which each OP Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of such share in connection with the Termination Transaction; and

•	all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by OP prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by OP or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with OP, which we refer to as the “surviving company,” (ii) the surviving company is classified as a partnership for U.S. federal income tax purposes; (iii) the rights of such members with respect to the surviving company include certain specified UPREIT features, such as the OP Unit redemption right.

The foregoing description of the OP Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the OP Operating Agreement, which is filed as Exhibit 10.1 hereto. The foregoing information is also qualified in its entirety by reference to the text of Exhibit 99.1 hereto, which includes additional disclosure regarding the terms of the OP Operating Agreement that originally was disclosed in a Definitive Proxy Statement, which we filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2015, as supplemented by Definitive Additional Materials filed on March 19, 2015, March 23, 2015 and March 25, 2015 (the “Definitive Proxy Materials”).

Agreement Regarding Tax Withholding for Richard B. Saltzman

The Company agreed to withhold 1,368,653 shares of Class A Common Stock from the distribution of shares made at closing to Richard B. Saltzman in the Transaction (as defined below), and to pay directly to the applicable federal, state and local taxing authorities an amount in cash equal to the 1,368,653 shares so withheld multiplied by the closing price of the Company’s Class A Common Stock on April 2, 2015 to satisfy the tax obligations of Mr. Saltzman in connection with the receipt of such shares.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Transaction (as defined below), we terminated the: (1) Investment Allocation Agreement, dated as of September 29, 2009, by and among CC, the Manager and the Company; (2) Amended and Restated Secondment Agreement, dated as of March 24, 2014, by and between CC and the Company; and (3) License Agreement, dated as of September 29, 2009, by and between New Colony Investors, LLC and the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 2, 2015, Colony Capital, Inc. (formerly known as Colony Financial, Inc.) (the “Company,” “we,” “us,” or “our”) and CC announced that the parties had completed (the “Closing”) the contribution to the Company (the “Transaction”) of substantially all of CC’s real estate and investment management business and operations, pursuant to the previously announced Contribution and Implementation Agreement (the “Contribution Agreement”), dated as of December 23, 2014, by and among the Company, CC, OP, Colony Capital Holdings LLC (“CC Holdings”), Colony Capital OP Subsidiary, LLC (“NewCo”), CCH Management Partners I, LLC (“CCH I”), FHB Holding LLC (“FHB LLC”) and Richard B. Saltzman (“Mr. Saltzman” and, collectively with CC Holdings, CC and FHB LLC, the “Contributors”), and Colony Mark Transfer Agreement (the “Colony Mark Transfer Agreement”), dated as of December 23, 2014, by and between the Company and New Colony Holdings LLC (the “Mark Transferor”), which is an affiliate of Thomas J. Barrack, Jr. (“Mr. Barrack”). While the Company continues to hold its significant ownership interest in CAH and will receive certain cost reimbursements under a transitional services agreement with CAH, it will not acquire CC’s ownership interest in CAH or receive management fees from CAH due to the internalization of CAH’s management in November 2014.

The consummation of the Transaction was subject to the satisfaction or waiver of conditions, including the requisite approvals of our stockholders on certain matters contemplated by the Contribution Agreement, which as further described below, was received at a special meeting of stockholders (the “Special Meeting”) held on March 31, 2015. In connection with the Transaction, we amended our Articles of Amendment and Restatement (the “Articles”), which as further described below, among other things, reclassified our common stock as Class A Common Stock and created a new class of common stock, Class B Common Stock. As a result of the Transaction, the new Colony Capital, Inc. will become an integrated real estate investment management platform. As of the Closing, we are no longer externally managed by Colony Financial Manager, LLC and have become an internally managed company. In addition, we are now able to sponsor new investment vehicles as general partner under the Colony name.

In connection with the Closing, the Company changed its name from “Colony Financial, Inc.” to “Colony Capital, Inc.,” but the Company’s Class A Common Stock will continue to be listed on the New York Stock Exchange under the ticker symbol “CLNY.”

Prior to the Transaction, CC was a privately held, independent, global real estate investment firm founded in 1991 by Mr. Barrack. CC sponsored and managed investment funds primarily focused on real estate and real estate-related assets. CC had an extensive global footprint and corresponding infrastructure, with more than 300 employees operating in a total of 14 offices in the following 10 countries: China, England, France, Germany, Italy, Lebanon, Luxembourg, South Korea, Spain and the U.S. This global infrastructure provided CC’s acquisition team with proprietary market knowledge, sourcing capabilities and the local presence required to identify and execute complex transactions. In the 24 years since its inception, CC managed investments in diverse and complex property, corporate and portfolio transactions across five continents through varied economic cycles. Since its inception, CC has managed over $60 billion of investments in over 37,000 assets and loans and, at the Closing, had more than $19 billion of assets under management (gross) with more than 300 investor relationships.

Since inception, CC adapted its investment strategy to the different market opportunities that arose from time to time. Beginning in 1991, CC became one of the pioneering purchasers of distressed assets from the Resolution Trust Corporation (“RTC”), and the Federal Deposit Insurance Corporation (the “FDIC”). In the mid-1990s, it identified comparable investment opportunities in Europe. As a result, CC began to build a significant European presence with an initial investment focus on distressed real estate. As the market opportunities again shifted in the mid- to late-1990s, CC broadened its focus to include equity investments in real estate and real estate-related assets in the U.S., Europe and Asia, and expanded its global presence by setting up operations in Asia to capitalize on opportunities arising from the Asian financial crisis of the late 1990s. Since then, CC has established several closed-end investment funds primarily focused on equity investments in real estate and operating businesses significantly dependent on real estate. As the global economy suffered a significant downturn beginning in late 2007 and commercial real estate fundamentals began to deteriorate, CC leveraged its prior experiences to capitalize on distressed real estate debt opportunities.

CC historically targeted three major investment strategies, each executed from separate platforms, but all leveraging CC’s back office infrastructure, which is largely located in Santa Monica, California. Each investment platform has benefited from its synergistic relationship with one another. Because the platforms target different strategies and return profiles, the potential conflicts of interest are reduced. The platforms are:

•	Debt funds that seek primarily distressed investments that CC believed can generate gross mid-teens returns using moderate leverage, with a focus on opportunities emanating from the dislocation in the credit markets, including investments in FDIC loan portfolios, other loan portfolios, originated and acquired loans, special situation investments and CMBS debt securities.

•	Opportunity funds focused on equity investment opportunities that CC believed may generate levered gross returns in excess of 20%, including asset-specific real estate funds and global and regional opportunity funds focused on, among other things, investments in single family residential rental homes, investments in operating companies with a significant dependence upon real estate, investments in commercial developments, direct investments in real estate and investments in performing and non-performing senior and junior mortgages.

•	U.S. value-added real estate funds that were managed by Colony Realty Partners LLC (“CRP”) and focused on real estate investments in industrial, office, multifamily and retail properties located in the United States.

At the Closing, the Contributors and the Mark Transferor received the following consideration:

	OP Units	Class A Common Stock	Class B Common Stock
CC	18,399,671	—	—
CCH I	1,621,859	—	—
FHB LLC	939,028	—	—
Saltzman	375,611	1,314,981	—
Mark Transferor	—	112,627	563,987
Total	21,336,169	1,427,608	563,987

The Class A Shares received by Mr. Saltzman above do not include 1,368,653 Class A Shares that would otherwise have been distributed to Mr. Saltzman but instead have been retained by the Company. See Item1.01 above.

CC Holdings and CC are commonly controlled entities and were the parent companies of our manager, which was contributed to OP in the Transaction, and Mr. Saltzman is our Chief Executive Officer. We have certain other relationships with CC and its affiliates (including our Executive Chairman, Mr. Barrack), which are more fully described in our filings with the SEC and Exhibit 99.1 hereto, which includes additional disclosure originally included in the Definitive Proxy Materials.

The foregoing information relating to the completion of the Transaction is qualified in its entirety by reference to Exhibit 99.1 hereto, which includes additional disclosure originally included in the Definitive Proxy Materials regarding the (i) consideration to be received in the Transaction and (ii) the nature of the relationships between the parties to the Contribution Agreement, the Colony Mark Transfer Agreement, the OP Operating Agreement and the other agreements described in the Definitive Proxy Materials, and the Company and its affiliates.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report is incorporated by reference in this Item 3.02. The Class A Common Stock, OP Units and Class B Common Stock issued and sold pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement have been issued and sold in reliance on Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Neale W. Redington as Chief Accounting Officer

On April 2, 2015, our Board of Directors appointed Neale W. Redington, age 48, as our Chief Accounting Officer, effective immediately.

Mr. Redington previously served as Senior Vice President, Controller and Chief Accounting Officer of CC, where he was responsible for the financial accounting and reporting for CC-sponsored investments and related affiliates and subsidiaries. Prior to joining CC in 2008, Mr. Redington was an audit partner in the real estate and hospitality practice of Deloitte & Touche LLP, where he was the U.S. partner in charge of hospitality services.

Mr. Redington is a Certified Public Accountant (license inactive) and a Chartered Accountant in England & Wales. Mr. Redington received a bachelor’s degree, with honors, in commerce, with a focus on accounting, in 1987 from the University of Birmingham in England.

Arrangements with Ronald M. Sanders, Darren J. Tangen and Kevin P. Traenkle

On March 16, 2015, we entered into employment agreements with each of: (1) Ronald M. Sanders, our Executive Director and Chief Legal Officer; (2) Darren J. Tangen, our Executive Director and Chief Financial Officer; and (3) Kevin P. Traenkle, our Executive Director and Chief Investment Officer Global Real Estate. Each of these agreements was initially entered into subject to approval by our stockholders of, and the ultimate completion of, the Transaction and became effective upon the completion of the Transaction.

Each of the agreements will be in effect for an initial term of three years following the Closing, subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal. Each agreement requires that the executive devote his full business time and attention to the performance of his duties to us, but provides that the executive is permitted to engage in certain other outside activities so long as they do not unreasonably interfere with the performance of the executive’s duties to us.

The agreements provide for the payment of a specified base salary to each executive, which is equal to $432,000 for Mr. Sanders, $447,000 for Mr. Tangen and $472,000 for Mr. Traenkle. In addition, the agreements provide that each executive will be eligible to receive a discretionary annual cash bonus with a target amount of $1,062,500 for Mr. Sanders, $1,300,000 for Mr. Tangen and $1,575,000 for Mr. Traenkle, and annual grants of equity-based awards with a target value of $680,000 for Mr. Sanders, $1,000,000 for Mr. Tangen and $990,000 for Mr. Traenkle. In addition, the executives will continue to receive allocations in respect of carried interests relating to funds that we now manage that were granted to them prior to the Closing and are eligible to be granted new allocations in respect of carried interests relating to funds managed by us as is determined by the Board from time to time in consultation with the applicable executive.

The executives are also eligible to participate in our benefit plans made available to our senior executive officers from time to time and to receive certain of the perquisites that the executives were entitled to receive immediately prior to the Closing.

The agreements provide that if the executive’s employment is terminated by us without “cause” (as defined in the agreements and including non-renewal of the agreements by us) or by the executive for “good reason” (as defined in the agreement and described below), and the executive executes a release of claims, he will be eligible to receive: (1) a lump sum cash payment equal to two times the sum of his base salary in effect immediately prior to the date of termination and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to the executive receiving his annual bonus in respect of calendar year 2017, then his target annual bonus); (2) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination; (3) a pro-rated target bonus for the year of termination; (4) continued medical, dental and vision benefits at active employee rates for 24 months following termination; and (5) full vesting of all equity-based awards, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

The agreements also provide that if an executive provides notice to us of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive: (1) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination; and (2) a pro-rated target bonus for the year of termination.

For purposes of the agreements, “good reason” includes, in summary: (1) a material diminution in the executive’s duties, authority or responsibilities or a diminution in the executive’s title or position; (2) a requirement that the executive report to any person other than our Chief Executive Officer or Executive Chairman; (3) a reduction in the executive’s base salary, target annual cash bonus or target annual equity incentive grant; (4) a 25-mile relocation of the executive’s principal place of business; or (5) a material breach of the agreement or any other material agreement with the executive by us.

The agreements also include a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in the executive receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

In addition, the agreements, through a restrictive covenant agreement that is included as an exhibit to the agreements, provide that the executives will not, subject to certain exceptions, compete with us, or solicit our investors or customers or employees or those of our subsidiaries during their employment with us and for the one-year period following the termination of their employment with us unless their employment is terminated by us without cause (as defined in the agreement and including non-renewal of the employment agreement by us) or by the executive for “good reason” (as defined in the agreement and described above). The agreements also contain covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of the executives and us to disparage the other.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

At our special meeting of stockholders on March 31, 2015, our stockholders approved, among other things, each of the proposed amendments to our Articles of Amendment and Restatement (the “Prior Charter”) described in Item 5.07 below and in Proposal 2 in our Definitive Proxy Materials (collectively, the “Charter Amendments”).

On April 1, 2015, immediately following this approval, we filed Articles of Amendment (the “Articles of Amendment”) with the Maryland State Department of Assessments and Taxation to implement the Charter Amendments and also to change our name to “Colony Capital, Inc.,” as we have previously announced. Immediately after filing the Articles of Amendment, we filed Articles of Restatement (the “Articles of Restatement”) to fully restate the Prior Charter. Both the Articles of Amendment and the Articles of Restatement became effective on April 1, 2015.

The foregoing description of the Articles of Amendment and the Articles of Restatement, and the Charter Amendments implemented thereby, is not complete and is subject to and qualified in its entirety by reference to the Articles of Amendment and Articles of Restatement, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and is incorporated in this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Results of Special Meeting of Stockholders

On March 31, 2015, we held the Special Meeting at which our stockholders approved the following proposals. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Approval of the Issuances

At the Special Meeting, our stockholders approved the issuance, pursuant to the Contribution Agreement and the Mark Transfer Agreement, of (x) shares of our Class A common stock, (y) shares of our newly created Class B common stock, and shares of Class A common stock to be issued upon conversion of such shares of Class B common stock, and (z) OP Units in OP, and shares of Class A common stock to be issued upon redemption of such OP Units in certain circumstances in each case to the applicable contributor and its affiliates and related persons in the Transaction, which includes certain of our directors and officers or affiliates thereof. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non- Votes
90,305,999.52	2,491,556.69	110,309.20	233,403.70

Proposal 2: Approval of the Charter Amendments

At the Special Meeting, our stockholders approved the Charter Amendments, which were voted on separately as Proposal 2(a) and Proposal 2(b), as follows:

Proposal 2(a): Approval of amendments to our Prior Charter to designate, and to set the express terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of conversion and redemption of, our Class B common stock, which entitles the holders to thirty-six and one-half (36.5) votes per share on all matters on which Class A common stockholders are entitled to vote and is designed to give the holders thereof voting rights that are proportional to the economic interests in the Company attributable to such holders or their affiliates that are issued pursuant to the Contribution Agreement in the form of OP Units, and the corresponding re-designation of our common stock as Class A common stock, and conforming and immaterial changes and modifications related thereto. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,027,085.67	6,019,495.24	94,688.20	0

Proposal 2(b): Approval of amendments to our Prior Charter to revise our stock ownership limitations to (a) lower the common stock ownership limit from 9.8% to 8.0% of value or share number, whichever is more restrictive, subject to a “grandfather provision” applicable to certain pre-existing holdings, and (b) establish a separate “designated investment entity” ownership limit of 9.9% in value or share number, whichever is more restrictive, with respect to certain investment entities and, in each case, conforming and immaterial changes and modifications related thereto. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,294,063.22	2,754,682.69	92,552.20	0

Item 8.01	Other Events.

On April 2, 2015, the Company, issued a press release announcing the Closing of the Transaction. A copy of the press release is attached as Exhibit 99.2 hereto, and is incorporated herein by reference.

The Company hereby files as an exhibit hereto pro forma financial information for the year ended December 31, 2014 that gives effect to the Company’s acquisition of a portfolio of light industrial real estate assets and associated operating platform from Cobalt Capital Partners, L.P. and its affiliates (the “Cobalt Acquisition”), by purchase agreements executed on November 18, 2014 and previously disclosed under Item 1.01 of that certain Current Report on Form 8-K filed on November 20, 2014, as if such acquisition had occurred on January 1, 2014.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement.

Neither the Company nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of this communication. the Company is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform the Company’s prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01	Financial Statements and Exhibits.

(a)	No financial statements are required with respect to the Transaction because it involved the acquisition of a business that is not significant pursuant to Regulation S-X Rule 11-01(b).

(b)	The unaudited pro forma financial information of Colony Capital, Inc. giving effect to the Cobalt Acquisition is provided as Exhibit 99.3 to this Form 8-K.

(d)	Exhibits

3.1	Articles of Amendment, dated April 1, 2015

3.2	Articles of Restatement, dated April 1, 2015

10.1	Second Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC (formerly known as CFI RE Masterco, LLC), dated as of April 2, 2015.

10.2	Waiver and Acknowledgement to Contribution and Implementation Agreement, entered into as of April 1, 2015.

10.3	Employment Agreement, dated as of March 16, 2015, by and between Colony Capital, Inc. (formerly known as Colony Financial, Inc.) and Ronald M. Sanders, Jr.

10.4	Employment Agreement, dated as of March 16, 2015, by and between Colony Capital, Inc. (formerly known as Colony Financial, Inc.) and Darren J. Tangen.

10.5	Employment Agreement, dated as of March 16, 2015, by and between Colony Capital, Inc. (formerly known as Colony Financial, Inc.) and Kevin Traenkle.

99.1	Excerpts from the Definitive Proxy Statement, filed on February 24, 2015, as supplemented by Definitive Additional Materials filed on March 19, 2015, March 23, 2015 and March 25, 2015

99.2	Press Release, dated as of April 2, 2015.

99.3	Unaudited Pro Forma Financial Information of Colony Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY CAPITAL, INC.

By:	/s/ Darren J. Tangen
Darren J. Tangen
Executive Director – Chief Financial Officer

Date: April 2, 2015